Exhibit 99.1

Rock Energy Resources Details Guidance Provided on May 15 Conference Call

HOUSTON--(BUSINESS WIRE)--

Rock Energy Resources, Inc. (OTCQB: RCKE.PK - News) provided quarterly guidance numbers in response to a question on its Tuesday, May 15 conference call with shareholders and analysts.

The Company noted that its assumptions in making such guidance were based on:

•	Current gold prices ($1,640 per ounce) held flat;

•	Yields of one ounce of gold per ton milled, based on currently milled ore;

•	No credit to the possible revenues from sales of platinum, silver or other base minerals; and

•	Average quarterly milling rates, as expressed in tons per day (“TPD”), of:

Q2/2012- 5 TPD

Q3/2012- 16 TPD

Q4/2012- 30 TPD

Q1/2013- 42 TPD

Thereafter- 50 TPD

•

Mr. Craig Liukko, Chief Operating Officer of Rock Energy, noted that the Company’s objective is to increase milling rates in each quarter subsequent to the first quarter of 2013. The current mill, which has the capacity to process up to 200 TPD, is scheduled to be operational within the next week but will not be operating at full capacity. In preparation for the start-up of the larger mill, quantities of ore from the Company’s mining site have been trucked to the mill’s location and are ready to be processed.

•	Based on the aforementioned assumptions, Quarterly Gross Revenues were forecast as follows:

Q2/2012- $500,000

Q3/2012- $1,600,000

Q4/2012- $3,000,000

Q1/2013- $4,300,000

Thereafter- $5,000,000 per quarter

•	Quarterly earnings before interest, taxes, and depreciation, and other non-cash charges (“Cash EBITDA”), was forecast as follows:

Q2/2012- ($129,000)

Q3/2012- $800,000

Q4/2012- $2,000,000

Q1/2013- $3,000,000

Thereafter- $3,800,000 per quarter

•

Assuming a continuance of $3.8 million outstanding under the Company’s $25 million credit facility and no pay-down of such debt with excess free cash flow, net cash operating income after interest costs and before capital expenditures was forecast as follows:

Q2/2012- ($376,000)

Q3/2012- $500,000

Q4/2012- $1,600,000

Q1/2013- $2,700,000

Thereafter- $3,500,000 per quarter

•

Rocky Emery, Chairman and CEO of Rock Energy, noted that free cash flow will enable the Company to advance its strategic objective of coring deeper horizons at the Red Arrow site, with the objective of validating the potential for a substantial quantity of reserves, the development of which is not included in the Company’s guidance forecasts.

•

A replay of the conference call is available on the Company’s website at www.americanpatriotgold.com. Investors can also access the call by dialing toll free to 1-800-977-8002 or direct to 1-404-920-6650 and using conference code: 421742#.

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company’s future financial or operating performance, that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words “believe”, “expect”, “anticipate”, “contemplate”, “target”, “plan”, “intends”, “continue”, “budget”, “estimate”, “may”, “will”, “schedule” and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company’s projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company’s projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rock Energy Resources, Inc.

Rocky V Emery, 713-400-3013 or C: 832-691-7991

Chairman & CEO

Managing Member, American Patriot Gold

1350 Richmond Avenue

Suite 800

Houston, Texas 77042

www.americanpatriotgold.com

Remery@americanpatriotgold.com